Exhibit 99.1
Contact:
Idalia Rodriguez
Axeda Systems Inc.
+1- 610-407-7345
ir@axeda.com

        AXEDA SYSTEMS INC. REPORTS 2004 SECOND QUARTER FINANCIAL RESULTS Customer Acquisitions Up, Net Loss Reduced by 50% From Second Quarter 2003

Mansfield, MA - August 11, 2004 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) software and services, today announced financial results for its second quarter ended June 30, 2004.

Total revenues for the quarter ended June 30, 2004 were $2.9 million, reflecting an increase of 4% over second quarter 2003 revenues of $2.8 million. The net loss for the second quarter of 2004 was reduced by 50% to $2.4 million, or $(0.07) per share, as compared to $4.9 million net loss, or $(0.18) per share, reported in the second quarter of 2003.

"The second quarter was marked by two significant milestones, the award of an important patent that protects core elements of the Company's DRM technology, and the addition of a record number of new customers," said Robert M. Russell Jr., chairman and chief executive officer, Axeda Systems. "The patent provides critical validation of the Company's innovative solutions, and it solidifies Axeda's position as the DRM global leader. During the quarter we aggressively sought and won accounts with our new hosting and starter license offerings. These offerings enable new customers to quickly benefit from DRM, and while this results in less revenue upfront, it increases the long-term value of the relationships. We are confident that the new patent award and the addition of our starter offerings and hosting capabilities will result in increased sales of our DRM products and provide new sources of licensing revenues in future quarters."

Business Highlights
The following events were announced since Axeda Systems' last financial results statement:

Axeda was awarded a patent by the United States Patent and Trademark Office for a key element of its Firewall-Friendly(TM) method of communication over the Internet. The patent protects one of Axeda's inventions relating to enabling remote "devices" -- machines, appliances, instruments, and computers -- to securely communicate their health and status to enterprise computer systems. This patented technology represents key innovations that enable Axeda to offer its customers Machine-to-Machine (M2M) communications leveraging the Internet without requiring costly and insecure dial-up or virtual private network (VPN) connections.

Boeing Homeland Security & Services Group selected Axeda's DRM technology for its Boeing Airport Security Program. Boeing is a leader in the market in integration and service offerings, and the companies will work together to provide efficient and proactive remote monitoring, repair, and remote maintenance and upgrades of equipment under contract.

BrainLAB, a privately held developer and market leader in image-guided medical technology, with more than 1,300 systems installed in over 60 countries, licensed Axeda DRM technology to deploy on their VectorVision and BrainSCAN(TM) workstations, with future roll-outs planned for their integrated neurosurgical OR solution, BrainSUITE(R) and their radiotherapy product line.

Fuji Photo Film USA licensed Axeda DRM to continuously monitor the operational parameters of mini labs, printers, servers, and customer-facing kiosks at retail customers and professional photo processing labs, thus enabling Fuji engineers to be automatically notified and to benefit from the ability to securely access the systems for remote diagnosis and repair.

The Olympus Diagnostic Systems Division, launched its new AU(R) Series Chemistry-Immuno Analyzers, enabled with Axeda DRM. Designed to provide greater efficiency for the high productivity demands of laboratories and hospitals, users of the AU series analyzers will benefit from improved device uptime and performance. Olympus will lower the cost of its customer service initiatives with real-time access to critical instrument status, and reportable information. Olympus America Inc. launched its DRM branded solution to the U.S. market at the AACC Annual Meeting in Los Angeles, CA in July.

Varian Medical Systems expandeddeployment of Axeda's DRM technology to Varian's Acuity(TM) System. The first deployment enabled proactive, remote customer service of the VARiS Vision(TM) oncology management system. This was followed by deployment with Varian's Millennium(TM) MLC, a sophisticated device that shapes the radiation beam during cancer radiation therapy treatments. Marketed by Varian as SmartConnect(TM) technology, DRM-enabled VARiS Vision(TM) systems and MLCs are deployed in over 300 hospitals.

Wako Pure Chemical, the leading supplier of life science reagents in Japan, licensed Axeda DRM to enable proactive customer support of its LiBASys clinical blood auto-analyzer. The LiBASys clinical instrument is an automated liquid-phase binding immunoassay analyzer based on liquid phase-binding assay
(LBA) principles. It is designed to diagnose early recognition of liver diseases.

Axeda DRM was installed at the Science Applications International  Corporation's
(SAIC) Public Safety Integration Center (PSIC), a testing and demonstration facility that is used to illustrate the successful integration of capabilities and expertise from SAIC with vendors, service providers, and the federal government, to suit specific customer needs in the areas of homeland security, homeland defense, and national security.

Axeda Systems expanded support for IBM products in its new release of the Axeda DRM system. Device and instrument service organizations are now able to leverage the latest IBM technologies to deploy their remote service solutions. The two companies are collaborating closely in the Healthcare & Life Sciences industry to benefit customers and are working together on a number of business development activities.

Axeda Systems Released DRM 3.7, this new product release reinforces Axeda's leading position as the most scalable, field-proven, DRM system available in the market today. Hundreds of improvements were added throughout the product, enabling accelerated deployment within the existing customer base, and enabling new markets, such as photo kiosks and homeland security, to reap the benefits of Axeda DRM.

Financial Results Conference Call Information
Investors may access the Company's second quarter financial results conference call live at http://www.axeda.com/q2earnings or dial in to 800-627-7382, August 11 at 5:30 p.m. ET. A web replay of the call will be available at http://www.axeda.com/q2earnings following the call. A digital recording will be available two hours after the completion of the conference call until August 25, 2004, at 706-645-9291, Conference ID: 8816842.

About Axeda
The Company's flagship product, the Axeda(R) DRM system, helps manufacturing and service organizations increase revenue while lowering costs, by proactively monitoring and managing devices deployed at customer sites around the world. Axeda DRM is a highly scalable, field-proven, and comprehensive remote management solution that leverages its patented Firewall-Friendly(TM) technology to enable Machine-to-Machine (M2M) communication by utilizing the public Internet. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Office and Print Production Systems, and Industrial and Building Automation industries. Axeda has sales and service offices in the U.S., Europe, and Japan, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

(C) 2004 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.

This press release may contain certain forward-looking statements that relate to Axeda's future performance. These forward-looking statements include, but are not limited to, those regarding Axeda's products and markets, and may include implied statements concerning market acceptance of Axeda's products and its growing  leadership  role in the DRM market.  Such  statements  are subject to a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, among others: difficulty of protecting and enforcing proprietary rights including but not limited to patent rights; the potential that Axeda may not be successful in enforcing its intellectual property rights; Axeda's ability to manage technological change and respond to evolving industry standards, including the potential that new technology not protected by Axeda's patent could be developed and patented by others; our ability to obtain sufficient funding; our ability to obtain approval for continued listing on The Nasdaq SmallCap Market and to maintain compliance with the minimum listing requirements thereof; Axeda's customers' ability to implement or integrate Axeda's DRM solutions successfully and in a timely fashion or achieve benefits attributable to Axeda's DRM solutions; uncertainties in the market for DRM products and the potential for growth in the DRM market; the long sales cycle for DRM products; limited distribution channels; present and future competition. Investors are advised to read Axeda's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties. Axeda assumes no obligation to update the forward-looking information contained in this press release.
                                      ###

AXEDA SYSTEMS INC.  AND SUBSIDIARIES
Consolidated Balance Sheets (unaudited)
(In thousands)


                                                               June 30,  December 31,
                                                                 2004        2003
                                                               -------    ---------

Current assets:
  Cash and cash equivalents ..............................     $ 4,001     $ 9,617
  Accounts receivable, net ...............................       2,901       3,200
  Prepaid expenses and other current assets ..............         363         428
                                                               -------     -------
         Total current assets ............................       7,265      13,245

  Furniture and equipment, net ...........................       1,779       2,229
  Goodwill ...............................................       3,640       3,640
  Identifiable intangible assets, net ....................       1,186       1,423
  Other assets ...........................................         338         349
                                                               -------     -------
Total assets .............................................     $14,208     $20,886
                                                               =======     =======

Current liabilities:
  Current portion of notes payable .......................     $   300     $   417
  Accounts payable .......................................       1,334       1,253
  Accrued expenses .......................................       4,060       4,866
  Income taxes payable ...................................         635         733
  Deferred revenue .......................................       1,401       1,422
                                                               -------     -------
         Total current liabilities .......................       7,730       8,691

Non-current liabilities:
  Other non-current liabilities ..........................         850         862
  Financing-related liability ............................       1,824       2,608
                                                               -------     -------

         Total liabilities ...............................      10,404      12,161

         Total stockholders' equity ......................       3,804       8,725
                                                               -------     -------

Total liabilities and stockholders' equity ...............     $14,208     $20,886
                                                               =======     =======

AXEDA SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations (unaudited)
(In thousands, except per share amounts)

                                                                                 Quarter Ended June 30,   Six Months Ended June 30,
                                                                                 ----------------------   -------------------------
                                                                                    2004        2003        2004        2003
                                                                                  --------    --------    --------    --------
Revenues:
 License ......................................................................   $  1,577    $  2,158    $  3,911    $  4,475

 Services and maintenance .....................................................      1,252         570       2,433       1,533
 Hardware .....................................................................         66          46          86         183
                                                                                  --------    --------    --------    --------
  Total revenues ..............................................................      2,895       2,774       6,430       6,191
                                                                                  --------    --------    --------    --------

Cost of revenues:
 License ......................................................................        236         314         430         825
 Services and maintenance .....................................................        850       1,025       1,973       2,037
 Hardware .....................................................................       --             1        --             1
 Software amortization ........................................................        112         159         224         316
                                                                                  --------    --------    --------    --------

  Total cost of revenues ......................................................      1,198       1,499       2,627       3,179
                                                                                  --------    --------    --------    --------

Gross profit ..................................................................      1,697       1,275       3,803       3,012
                                                                                  --------    --------    --------    --------
Operating expenses:
 Research and development
  Non-cash compensation .......................................................          2          28           2          56
  Other research and development expense ......................................      1,031       1,407       2,122       3,121
 Sales and marketing
  Non-cash compensation .......................................................         (2)          6          43          17
  Other sales and marketing expense ...........................................      1,846       2,276       3,972       4,781
 General and administrative
  Non-cash compensation .......................................................         29         170          59         273
  Other general and administrative expense ....................................      1,087       1,956       2,985       4,517
 Depreciation and amortization ................................................        255         262         518         570
                                                                                  --------    --------    --------    --------

Total operating expenses ......................................................      4,248       6,105       9,701      13,335
                                                                                  --------    --------    --------    --------

Operating loss ................................................................     (2,551)     (4,830)     (5,898)    (10,323)

Other income (expense):
 Gain on disposal of assets ...................................................        110        --           110         743
 Other income (expense), net ..................................................         45        --           785         (18)
 Interest income (expense), net ...............................................        (18)         22         (30)         53
                                                                                  --------    --------    --------    --------

Loss before income taxes ......................................................     (2,414)     (4,808)     (5,033)     (9,545)

Provision for income taxes ....................................................         10          45          30          95
                                                                                  --------    --------    --------    --------

Net loss ......................................................................   $ (2,424)   $ (4,853)   $ (5,063)   $ (9,640)
                                                                                  ========    ========    ========    ========

Basic and diluted net loss per weighted average common
share outstanding .............................................................   $  (0.07)   $  (0.18)   $  (0.16)   $  (0.35)
                                                                                  ========    ========    ========    ========

Weighted average number of common shares outstanding
used in calculation of basic and diluted net loss per
share .........................................................................     32,472      27,246      32,442      27,213
                                                                                  ========    ========    ========    ========